                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

                                 Lydall, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                                 Lydall, Inc.
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

        [LOGO OF LYDALL, INC. APPEARS HERE]



                                     PROXY
                                   STATEMENT

                              1998 PROXY STATEMENT
                 --------------------------------------------
                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998

                                          One Colonial Road
                                          P.O. Box 151
                                          Manchester, Connecticut 06045-0151
                                          (860) 646-1233

                                          LEONARD R. JASKOL
                                          Chairman, President and Chief
                                          Executive Officer

[LOGO OF LYDALL, INC. APPEARS HERE]

                                                March 27, 1998

Dear Lydall Stockholders:

  I am pleased to enclose Lydall's Annual Report describing the Company's op-erations and results for the past year. We hope you find it to be an informa-tive summary of major developments during 1997.

  We appreciate your continuing interest in Lydall and invite you to attend the Company's Annual Meeting to be held on Wednesday, May 13, 1998 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecti-cut. For your convenience, Lydall will validate for stockholders' parking at the parking garage adjacent to The Hartford Club. It is an underground garage entered by a driveway to the right of The Hartford Club.

  The following pages contain the formal notice of the Annual Meeting and the Proxy Statement. PLEASE BE SURE TO COMPLETE, DATE, SIGN AND RETURN THE EN-CLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE VOTED.

                               Sincerely,



                                                /s/ Leonard R. Jascol

                        [LOGO OF LYDALL APPEARS HERE]


                 --------------------------------------------
                            NOTICE OF ANNUAL MEETING
                 --------------------------------------------
                            TO BE HELD MAY 13, 1998

To: The Owners of Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Wednesday, May 13, 1998, at 11:00 a.m. E.D.T. for the following purposes:

  1. To elect ten Directors to serve for one-year terms until the next Annual Meeting to be held in 1999.

  2. To transact any other business which may properly come before the meeting.

The Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. All stockholders are cordially invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

                             YOUR VOTE IS IMPORTANT

                             Sincerely,

                             /s/ Mary A. Tremblay

                             MARY A. TREMBLAY
                             General Counsel and Secretary

Manchester, CT
March 27, 1998

[LOGO OF LYDALL APPEARS HERE]

                                PROXY STATEMENT
-------------------------------------------------------------------------------
GENERAL

  This Proxy Statement of Lydall, Inc. ("Lydall" or the "Company"), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 27, 1998 in connection with the solicitation by the Board of Di-rectors of Lydall of proxies to be voted at the Annual Meeting of Stockhold-ers. The Annual Meeting will be held on Wednesday, May 13, 1998 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut.

  Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of the election of all nominees for Directors of the Company to serve for terms of one year until the Annual Meeting in 1999. We would appreciate the return of your completed proxy card AS SOON AS POSSIBLE for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall's Secretary before the meeting will be voted as directed unless re-voked. A proxy may be revoked at any time before it is exercised by (a) noti-fying Lydall's Secretary in writing, (b) delivering a proxy with a later date or (c) by attending the meeting and voting in person. Unless you indicate on your proxy otherwise, shares represented by proxies properly SIGNED AND RE-TURNED to the Company will be voted "FOR" the nominees for the Board of Direc-tors named in the proxy.

  Under the applicable provisions of the Company's By-laws, the presence, ei-ther in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires the affirmative vote of the holders of a majority of the shares pres-ent in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of determining the number of affirmative votes cast with respect to any matter submitted to stockholders, only those votes cast "For" the matter are included. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Absten-tions, therefore, will have the same effect as a negative vote. If a broker or other holder of record or nominee indicates on a proxy that it does not have authority, as to certain shares, to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting.

  All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Morrow & Co., Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $4,000. The contract provides for consultation regarding the written solicitation ma-terials as well as the actual solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and the outside solic-iting firm, the Company's Directors, officers and other employees, without ad-ditional remuneration, may solicit proxies by telephone and personal inter-views.

  Only holders of record of Lydall's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 16, 1998 are entitled to vote at the meeting. On that date there were 16,068,885 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

                         ELECTION OF LYDALL DIRECTORS
-------------------------------------------------------------------------------
  The Board of Directors has nominated Messrs. Lee A. Asseo, Samuel P. Cooley,
W. Leslie Duffy, Leonard R. Jaskol, Joel Schiavone, Roger M. Widmann and Al-bert E. Wolf for re-election as Directors of the Company for a term of one year until the next Annual Meeting to be held in 1999.

  The Board of Directors has also nominated Elliott F. Whitely for re-election as a Director of the Company, to serve a term of one year until the next An-nual Meeting in 1999. Mr. Whitely, a former Division President of Lydall Tech-nical Papers, reduced his role to less than full time working on special pro-jects, beginning January 1, 1998, due to personal health reasons. The Company believes Mr. Whitely's invaluable knowl-edge of the business and markets of Lydall gained during the twenty-three years he has spent with the Company will be a significant asset to the Board of Directors.

  Also, management has proposed and the Board of Directors has unanimously voted to nominate, for election as Directors to serve for one-year terms, two additional senior management officers, Christopher R. Skomorowski and John J. Worthington. The one-year term will run until the next Annual Meeting to be held in 1999. The rotation of two senior managers on the Board will be on a continuing basis. The Company feels that having senior management on the Board has been beneficial because it allows outside Directors to work with and ob-serve the skills of the Company's managers, and it provides the Board with valuable input regarding the details of the operation of the Company. The Com-pany intends to maintain its Board with a majority of outside Directors.

  Under the current Certificate of Incorporation, the Board of Directors is empowered to establish the number of directorships between 3 and 15. The Board of Directors has currently fixed the number of directorships at 12. As of the Record Date, there was one vacancy. The Company is actively seeking qualified candidates for nomination.

  Additional nominations for Directors may be made from the floor by stock-holders who attend the meeting, including nominations for persons to fill the Board vacancy. It is the intention of the Proxy Committee of the Board of Di-rectors to vote only for the Director nominees described on pages 4 through 6 of this Proxy Statement. Proxies cannot be voted for a greater number of per-sons than the number of nominees named.

  All nominees have indicated that they are willing and able to serve as Di-rectors if elected. If any of such nominees should become unable or unwilling to serve, the Proxy Committee intends to vote for the replacement or replace-ments nominated by the Company's management.

VOTE REQUIRED FOR ADOPTION

  In order to be elected, the nominees must be approved by the affirmative votes of a majority of the shares of Common Stock represented, and entitled to vote, at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF NOMINEES REFERRED TO IN THIS SECTION.

-------------------------------------------------------------------------------

                              BOARD OF DIRECTORS
-------------------------------------------------------------------------------

  Nominees for election at the next Annual Meeting to serve for a term of one year, until 1999:
-------------------------------------------------------------------------------

LEE A. ASSEO, 60, is a retired Chairman of the Board and Chief Executive Offi-cer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo has been a Lydall Director since 1985. During 1997, Mr. Asseo served as Chairman of the Nominating Committee and as a member of the Compensation and Stock Option Committee.
-------------------------------------------------------------------------------

SAMUEL P. COOLEY, 66, is a retired Executive Vice President and Senior Credit Approval Officer of Shawmut Bank Connecticut, N.A., now Fleet National Bank, which he joined in 1955, and a position from which he retired in 1993. He has been a Lydall Director since 1966. During 1997, he served as Chairman of the Audit Committee and as a member of the Pension Committee.
-------------------------------------------------------------------------------

W. LESLIE DUFFY, 58, is a partner in the law firm of Cahill Gordon & Reindel. He has been with that firm since 1965. He has been a Lydall Director since 1992. During 1997, Mr. Duffy served as Chairman of the Pension Committee and a member of the Development Committee.
-------------------------------------------------------------------------------

LEONARD R. JASKOL, 61, was elected Chairman of the Board on October 9, 1991.
He also serves as President and Chief Executive Officer of Lydall, positions he has held since July 1, 1988. He has been a Lydall Director since May 25, 1988. Prior to July 1, 1988, Mr. Jaskol had been a Vice President of Lydall and Group President of its Fiber Materials Group since 1977. Mr. Jaskol joined Lydall in 1973 as Vice President-Industrial Products of Lydall Composite Mate-rials, formerly the Colonial Fiber Division. In 1976, Mr. Jaskol was appointed Vice President-Division Manager of the Composite Materials Division, and in 1977 he was named President of that division and Group Executive of Lydall's Fiber Materials Group. Mr. Jaskol serves as a Director of Rogers Corporation and Eastern Enterprises. During 1997, Mr. Jaskol served as Chairman of the De-velopment Committee and as a member of the Executive and Nominating Commit-tees.
-------------------------------------------------------------------------------

JOEL SCHIAVONE, 61, has been Chief Executive Officer of The Schiavone Corpora-tion, a diversified holding company, since 1981, and a Lydall Director since 1983. During 1997, Mr. Schiavone served as a member of the Executive Commit-tee.
-------------------------------------------------------------------------------

ROGER M. WIDMANN, 58, is a Principal of Tanner & Co. Inc., an investment bank-ing firm. Formerly, Mr. Widmann was Senior Managing Director, Corporate Fi-nance, of Chemical Securities, Inc. He joined Chemical Bank, (now Chase Man-hattan Bank) in May 1986. Prior to that, he had been a founder and Managing Director of First Reserve Corporation, an energy investment and finance firm, since 1981. In addition, Mr. Widmann serves as a Director of Weatherford Enterra, Inc. and Mercantile International Petroleum Corp. Mr. Widmann has
been a Lydall Director since 1974. During 1997, Mr. Widmann served as Chairman of the Compensation and Stock Option Committee and as a member of the Develop-ment Committee.
-------------------------------------------------------------------------------

ALBERT E. WOLF, 68, is Chairman of the Board and a Director of Checkpoint Sys-tems, Inc., which manufactures and markets electronic security systems. Mr. Wolf has held his present position with Checkpoint since 1972. He has been a Lydall Director since 1977. During 1997, Mr. Wolf served as a member of the Compensation and Stock Option Committee and as a member of the Audit Commit-tee.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

NOMINEES FROM SENIOR MANAGEMENT:
-------------------------------------------------------------------------------

CHRISTOPHER R. SKOMOROWSKI, 44, is the President of the Westex Division of a subsidiary of Lydall, based in Hamptonville, North Carolina, a position he has held since 1991. From 1983 to 1984 he was Division Controller of the Westex Division of Lydall. He was then promoted to Marketing Manager of that Division in 1984 in which capacity he served until 1990. He joined the Company in 1978 as Manager of Internal Auditing at the Corporate Office.
-------------------------------------------------------------------------------

ELLIOTT F. WHITELY, 54, was the President of the Technical Papers Division of
a subsidiary of the Company located in Rochester, New Hampshire until December 31, 1997, a position he had held since 1987. He joined Lydall in 1974 and later served as Vice President of Development and Technology for that Divi-sion, until he became President of that Division. As described above, Mr. Whitely has stepped down as Division President but will continue as an em-ployee on special projects for Lydall Technical Papers.
-------------------------------------------------------------------------------

JOHN J. WORTHINGTON, 49, is the President of the Composite Materials Division of a subsidiary of Lydall, located in Hoosick Falls, New York and Covington, Tennessee, a position he has held since 1996, when he joined Lydall. Prior to joining Lydall, he held the position of General Manager of Eudura Products, a division of Specialty Paperboard, Inc., formerly part of W.R. Grace and Co. since 1988. He began his career at W.R. Grace in 1976.
-------------------------------------------------------------------------------

               ACTIVITIES OF THE BOARD OF DIRECTORS AND CERTAIN
                            COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------
  The Board of Directors held six meetings during 1997. All Directors attended all of the meetings of the Board, with the exception of Mr. Wolf who attended five of the meetings. All Directors attended all meetings of any committees on which they served, except for Mr. Lyons who attended all except one meeting of his respective committees.

  The Company's Board of Directors has six standing committees: Audit, Devel-opment, Compensation and Stock Option, Pension, Nominating and Executive. The Audit Committee considers and reviews all matters connected with internal and external audit reports, the external auditors' management report, and similar matters. The Development Committee reviews management proposals for possible mergers and acquisitions and approves investments made in connection with the Company's development program. The Compensation and Stock Option Committee:
(i) reviews the executive compensation of officers of the Company at the divi-sion president level and above; (ii) approves various employment contracts with officers; (iii) approves nonqualified deferred compensation arrangements with Directors and officers of the Company upon recommendation of the Company's officers; and (iv) approves the granting of restricted stock awards, stock options and stock bonus awards to key employees pursuant to the Lydall, Inc. 1992 Stock Incentive Compensation Plan. The Pension Committee makes rec-ommendations concerning the pension and profit sharing plans of the Company. The Nominating Committee recommends persons to be nominated as Directors and considers nominees recommended by stockholders. (See "Deadline for Submission of Stockholder Proposals"). The Executive Committee acts on behalf of the Board of Directors in the interval between its meetings on all matters other than those specifically assigned by the Board of Directors to its other committees.

  During 1997, the Audit Committee held two meetings; the Development Commit-tee held no meetings; the Compensation and Stock Option Committee held two meetings and acted by unanimous written consent on three occasions; the

Pension Committee held no meetings and acted by unanimous written consent on one occasion; and the Nominating Committee and the Executive Committee held no meetings.

  During 1997, Directors who were not employees of the Company or otherwise compensated by the Company were paid $1,000 for each meeting of the Board of Directors attended, as well as $500 for any committee meeting held on a day other than the day on which a Board meeting was held. In addition, the 1992 Plan provides for the automatic grant of nonqualified stock options covering 9,000 (as adjusted for the 1995 stock split) shares of Common Stock to each person serving as a Director on May 7, 1999 and May 7, 2002. New Directors, upon joining the Board, receive an automatic grant of nonqualified options covering the lesser of (i) 9,000 (as adjusted for the 1995 stock split) shares of Common Stock, (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000 or (iii) the number of shares then available for such purpose under the 1992 Plan.

  From 1991 through 1997, the Company has maintained a Deferred Compensation Plan for outside Directors and the Chairman (the "Deferred Compensation Plan"). The Deferred Compensation Plan was discontinued in 1997, and no fur-ther benefits will accrue thereunder. Under this plan, those Directors will receive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 multiplied by the num-ber of full or partial calendar years of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990. All benefits are fully vested.

  In accordance with the amendment and restatement of the 1992 Plan, the pay-ment of the current $16,000 retainer is in the form of unrestricted shares of Common Stock rather than cash, and there is an automatic grant each year of a nonqualified stock option covering 325 shares of Common Stock to the Chairman and each Outside Director of the Company in lieu of any further accruals under the Directors' Deferred Compensation Plan.

  From 1984 through 1992, the Company maintained the Lydall, Inc. 1984 Outside Directors Warrant Plan (the "Warrant Plan"). The Warrant Plan provided for the grant of warrants to purchase shares of Common Stock to Outside Directors. It was terminated by the Board of Directors on May 13, 1992 because no remaining shares were available under the Warrant Plan to be awarded, and because the 1992 Stock Incentive Compensation Plan provides for automatic option grants to Directors of the Company.

  During 1997, Directors Cooley, Widmann and Wolf each exercised their remain-ing warrants for 10,110 shares at an exercise price of $1.855 per share. There are no remaining warrants outstanding under the Warrant Plan.

TRANSACTIONS WITH DIRECTORS

  During 1997, Cahill Gordon & Reindel, of which Director W. Leslie Duffy is a partner, was engaged by the Company as special counsel for limited matters.

  SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN EXECUTIVE OFFICERS AND 5 PERCENT
                               BENEFICIAL OWNERS
--------------------------------------------------------------------------------
  The following table lists, to the Company's knowledge, the ownership of Com-mon Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of Lydall as a group and for each per-son who owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 1998.

                                                                       PERCENT
                        AMOUNT AND NATURE OF                             OF
         NAME            BENEFICIAL OWNERSHIP                           CLASS
------------------------------------------------------------------------------
  Lee A. Asseo        15,801 Direct
  Director            18,000 (Exercisable under 1982 Stock Incentive
                             Compensation Plan)
                      10,069 (Exercisable under 1992 Stock Incentive
                             Compensation Plan)
                      43,870                                             *
                     =======
------------------------------------------------------------------------------
  Paul S.              7,422 Direct
  Buddenhagen         12,000 (Exercisable under 1982 Stock
  Director                    Incentive Compensation Plan)
                      10,069 (Exercisable under 1992 Stock Incentive
                              Compensation Plan)
                     -------
                      29,491                                             *
                     =======
------------------------------------------------------------------------------
  James P. Carolan    53,917 Direct
  Division President   8,719 Indirect (Spouse)
  Director            25,000 (Exercisable under 1982 Stock Incentive
                             Compensation Plan)
                      45,602 (Exercisable under 1992 Stock Incentive
                             Compensation Plan)
                      21,500 (Allocated under Lydall Profit Sharing
                             Plan)/(1)/
                     -------
                     154,738                                             1.0
                     =======
------------------------------------------------------------------------------
  Samuel P. Cooley     3,801 Direct
  Director            18,000 (Exercisable under 1982 Stock Incentive
                             Compensation Plan)
                      10,069 (Exercisable under 1992 Stock Incentive
                             Compensation Plan)
                     -------
                      31,870                                             *
                     =======
------------------------------------------------------------------------------

                                                                PERCENT
                                 AMOUNT AND NATURE OF             OF
 NAME                            BENEFICIAL OWNERSHIP            CLASS
-----------------------------------------------------------------------
 W. Leslie Duffy            801 Direct
 Director                 9,000 (Exercisable under 1982 Stock
                                Incentive Compensation Plan)
                         10,069 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                        -------
                         19,870                                   *
                        =======
-----------------------------------------------------------------------
 Christopher R.          41,977 Direct
 Skomorowski             15,200 (Exercisable under 1982 Stock
 Division President             Incentive Compensation Plan)
 Nominee for Director
                         68,875 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                         16,488 (Allocated under Lydall
                                Profit Sharing Plan) /(1)/
                        -------
                        142,540                                   *
                        =======
-----------------------------------------------------------------------
 Leonard R. Jaskol      326,203 Direct
 Chairman of the
  Board,                146,388 (Exercisable under 1982 Stock
 Chief Executive Offi-
  cer                           Incentive Compensation Plan)
                         54,837 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                         59,528 (Allocated under Lydall
                                Profit Sharing Plan) /(1)/
                        -------
                        586,956                                   3.7
                        =======
-----------------------------------------------------------------------
 Raymond J. Lanzi       145,897 Direct
 Division President       4,500 (Exercisable under 1982 Stock
                                Incentive Compensation Plan)
                         38,511 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                         31,384 (Allocated under Lydall
                                Profit Sharing Plan) /(1)/
                        -------
                        220,292                                   1.4
                        =======
-----------------------------------------------------------------------
 William P. Lyons        28,505 Direct
 Director                 3,319 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                        -------
                         31,824                                   *
                        =======
-----------------------------------------------------------------------
 William J. Rankin       16,567 Direct
 Division President      12,000 (Exercisable under 1982 Stock
                                Incentive Compensation Plan)
                         65,087 (Exercisable under 1992 Stock
                                Incentive Compensation Plan)
                          9,920 (Allocated under Lydall
                                Profit Sharing Plan) /(1)/
                        -------
                        103,574                                   *
                        =======

--------------------------------------------------------------------------------

                                                                       PERCENT
                                  AMOUNT AND NATURE OF                   OF
 NAME                             BENEFICIAL OWNERSHIP                  CLASS
------------------------------------------------------------------------------
 Joel Schiavone               801      Direct
 Director                   4,528      Indirect (Spouse)
                           18,000      (Exercisable under 1982 Stock
                                       Incentive Compensation Plan)
                           10,069      (Exercisable under 1992 Stock
                                       Incentive Compensation Plan)
                        ---------
                           33,398                                        *
                        =========
------------------------------------------------------------------------------
 Elliott F. Whitely       148,019      Direct
 Former Division Pres-     34,104      (Exercisable under 1992 Stock
 ident, Director                       Incentive Compensation Plan)
                           32,534      (Allocated under Lydall
                                       Profit Sharing Plan) /(1)/
                        ---------
                          214,657                                        1.3
                        =========
------------------------------------------------------------------------------
 Roger M. Widmann          54,637      Direct
 Director                     450      Indirect (Spouse)
                           18,000      (Exercisable under 1982 Stock
                                       Incentive Compensation Plan)
                           10,069      (Exercisable under 1992 Stock
                                       Incentive Compensation Plan)
                        ---------
                           83,156                                        *
                        =========
------------------------------------------------------------------------------
 Albert E. Wolf             5,911      Direct
 Director                   2,000      Indirect (Spouse)
                           18,000      (Exercisable under 1982 Stock
                                       Incentive Compensation Plan)
                           10,069      (Exercisable under 1992 Stock
                                       Incentive Compensation Plan)
                        ---------
                           35,980                                        *
                        =========
------------------------------------------------------------------------------
 John J. Worthington        1,208      Direct
 Division President         3,125      (Exercisable under 1992 Stock
 Nominee for Director                  Incentive Compensation Plan)
                        ---------
                            4,333                                        *
                        =========
------------------------------------------------------------------------------

 Lydall Profit Sharing  Plan   1,112,602/(1)/                           6.9
 c/o CoreStates Bank, N.A.
 1500 Market Street
 P.O. Box 13839
 Philadelphia, PA 19101-3839
--------------------------------------------------------------------------------

                                             PERCENT
                        AMOUNT AND NATURE OF    OF
 NAME                   BENEFICIAL OWNERSHIP  CLASS
----------------------------------------------------
 Stein, Roe & Farnham          983,000/(2)/    6.1
 Incorporated
 One South Wacker
  Drive
 Chicago, IL 60606-
  4685
----------------------------------------------------
 Westport Asset              1,042,710/(3)/    6.5
 Management, Inc.
 253 Riverside Avenue
 Westport, CT 06880
----------------------------------------------------
 All Directors and           1,898,791/(4)/    11.8
 Executive Officers as a
 Group (20 persons)
----------------------------------------------------

* Indicates that the Director/Officer owns less than 1 percent of the out-standing shares of Common Stock.

/(1)/Shares also listed as beneficially owned by the Lydall Profit Sharing Plan which has the sole power to dispose of the shares. Voting power with re-spect to the shares is exercised by the participating employee.

/(2)/As reported in Schedule 13G filed with the Securities and Exchange Commis-sion on February 11, 1998.

/(3)/As reported in Schedule 13G filed with the Securities and Exchange Commis-sion on February 20, 1998.

/(4)/Of the 1,898,791 shares, 289,396 are exercisable under the 1982 Stock In-centive Compensation Plan, and 478,588 are exercisable under the 1992 Stock Incentive Compensation Plan.

                            EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------
COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

  Based on a management proposal, the Compensation and Stock Option Committee (the "Committee") approves the compensation levels of Lydall's executives at the division president level and above, subject to ratification by the Board of Directors. The Committee also administers the Company's Individual Perfor-mance Plan, or cash bonus program, and the Lydall, Inc. Stock Incentive Com-pensation Plans as approved by stockholders. Each of the three members of the Committee is a nonemployee Director. All decisions by the Committee relating to the compensation of the Company's senior executives are reviewed by the full Board except for decisions about awards under the Company's stock-based compensation plans.

  The Committee is guided by the following principles in determining the com-pensation levels of the senior executives named in the Summary Compensation Table -- Messrs. Skomorowski, Rankin, Whitely and Lanzi, and the Chief Executive Officer, Mr. Leonard R. Jaskol.

PHILOSOPHY

  Lydall ties its executive compensation to the long-term goals and strategy of the Company which is to build a strong, profitable business and to protect and grow stockholder value. Lydall's incentive compensation plans are directly based on Company performance, progress made toward long-term goals and, in turn, on the value received and reasonably anticipated by stockholders.

  The Committee's executive compensation policies are designed to provide com-petitive levels of compensation that are closely integrated with the Company's annual and long-term performance goals. Lydall's goal is to achieve above-av-erage, consistent corporate performance and it recognizes individual initia-tive and achievements that lead to the accomplishment of that goal. The Com-pany seeks to attract and retain the highest qualified executives and seeks to ensure its compensation levels are competitive.

  Senior executives' compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. Because Lydall directly ties a large portion of its executive compensation to corporate performance, however, executives may be paid more in a particular year of good results and less in a year of disap-pointing results.

  The Committee believes that stock ownership by management serves to align management's and stockholders' interests. The Company's stock-based incentive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term operating results and growth of the Company. The Committee believes that there is a di-rect correlation between the accomplishment of these objectives and the value of Lydall's Common Stock.

ELEMENTS OF COMPENSATION

  The following describes each of the three components of Lydall's executive compensation packages.

  BASE SALARY. Base salary is compared with the competitive median for diver-sified manufacturers of similar size, as determined by independently published compensation surveys.

  Salaries for executives are reviewed by the Committee every two years and are based on the Committee's agreement that the individual's contribution to the Company has increased or decreased relative to operating performance and that competitive pay levels have changed.

  Mr. Jaskol's base salary was approved at the December 1997 Board meeting to be effective January 1, 1998 through 1999. Mr. Jaskol's salary will be re-viewed again at the end of 1999. In determining Mr. Jaskol's compensation, the Committee considers pay levels among Chief Executive Officers of diversified manufacturers similar in size to Lydall as well as the Board's agreement on Mr. Jaskol's contributions to the successful operating performance, and finan-cial management of the Company over the past several years. The Committee mea-sures Mr. Jaskol's contributions by the Company's long-term earnings growth, balance sheet strength, management development, and new product opportunities. A similar process is followed for Messrs. Skomorowski, Rankin, Whitely and Lanzi. Mr. Skomorowski's salary level was set at the end of 1996 for two years until the end of 1998. The salary levels for Mr. Rankin, Mr. Worthington and Mr. Lanzi were set at the end of 1997 for two years until the end of 1999.

  INDIVIDUAL PERFORMANCE AWARDS. The bonus portion of Lydall's executive com-pensation is a key component of its management's total compensation packages. Individual Performance Award agreements ("IPAs") are based on earnings-per-share targets and the accomplishment of individually defined milestones. Threshold, superior, and outstanding earnings-per-share targets are determined by the Committee at the beginning of each year. Individual milestones are also established annually.

  Companywide, the amounts for individual awards range from 5 percent to 75 percent of base salary. The senior executives named in the Summary Compensa-tion Table, excluding Mr. Jaskol, are eligible to receive a bonus of up to
62.5 percent of their base salary.

  In 1997, Mr. Jaskol was eligible to receive a bonus of up to 75 percent of his base salary provided that Lydall's performance reached or surpassed the outstanding target levels. These levels were not attained in 1997, and thus, Mr. Jaskol did not receive his maximum bonus for the year.

  Individual performance awards, or bonuses, for all division presidents are based two-thirds on personal milestones relating to the results of their divi-sion together with each division's contribution to the overall results of the Company, and one-third on corporate earnings-per-share targets. Mr. Skomorowski's, Mr. Rankin's, Mr. Whitely's and Mr. Lanzi's bonuses were based on this formula for 1997. Not all of the divisions met 1997's performance tar-gets, and thus, individual bonuses varied for the year.

  STOCK OPTION AWARDS. The Committee has determined certain appropriate levels of common stock ownership for Lydall's senior executives and has granted stock options towards achieving those predetermined levels. These targets are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants. In addi-tion to the senior executives named in the Summary Compensation Table, a large number of Lydall's managers participate in the Company's stock option program.

  Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Generally, grants vest over four years; individuals must be employed by the Company at the time of vesting in order to exercise the options.

  Mr. Jaskol received option grants covering 25,325 shares of Lydall, Inc. Common Stock in 1997. He now holds options covering a total of 203,999 shares of Common Stock, 142,233 of which were vested as of the record date. Mr. Jaskol's option holdings are reviewed annually to ensure that his relative stock ownership in the Company adequately reflects his contributions to maxi-mizing stockholder value for the long term. Option awards to Mr. Jaskol are also tied to his level of base salary and to the long-term performance of the Company.

  In 1997, Mr. Lanzi and Mr. Rankin each received an option grant covering 7,500 shares, and Mr. Skomorowski received an option grant covering 10,000 shares of Common Stock. Mr. Whitely did not receive an option grant in 1997.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Rev-enue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensa-tion in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance-based" compensation is not subject to the limitation on deductibility provided that certain stockholder approval and independent di-rector requirements are met.

  Because of the fact that the compensation paid to each of the Company's ex-ecutive officers has not exceeded $1 million per year, the Committee does not believe that the limitation on deductibility of executive compensation is cur-rently material to the Company. The Committee will continue to review the sit-uation in light of the final regulations and future events with the objective of achieving deductibility to the extent appropriate.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                          Roger M. Widmann, Chairman
                        Lee A. Asseo and Albert E. Wolf

-------------------------------------------------------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the Compensation and Stock Option Committee members -- Roger M. Wid-mann, Lee A. Asseo, and Albert E. Wolf, -- have interlocking relationships with the Company, and all are outside directors.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor's Industrials Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1992, including reinvestment of dividends.


                           [LINE GRAPH APPEARS HERE]

       DATE            LYDALL, INC.    S&P INDUSTRIALS       RUSSELL 2000
       -----           ------------    ---------------       ------------
       12/92                100               100                 100
       12/93                109               108                 119
       12/94                164               113                 117
       12/95                229               152                 150
       12/96                227               187                 175
       12/97                197               246                 214

                          SUMMARY COMPENSATION TABLE

  The following table shows the compensation either paid or allocated by the Company for the past three years through December 31, 1997 to the Chief Execu-tive Officer of the Company and each of the four other most highly compensated executive officers of the Company.

                       ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                                -------------------------------
                 --------------------------------------------------------------
                                                     AWARDS          PAYOUTS
                                                ----------------- -------------
                                                                             --
      (A)         (B)    (C)     (D)     (E)      (F)      (G)    (H)    (I)
                                                          SECUR-
                                                          ITIES
                                        OTHER     RE-     UNDER-         ALL
      NAME                              ANNUAL  STRICTED  LYING   LTIP  OTHER
      AND                              COMPEN-   STOCK   OPTIONS/ PAY- COMPEN-
   PRINCIPAL      YEAR SALARY   BONUS   SATION   AWARDS    SARS   OUT   SATION
    POSITION             ($)     ($)   ($)/(1)/   ($)    (#)/(2)/ ($)  ($)/(3)/
-------------------------------------------------------------------------------
L.R. Jaskol       1997 499,999 127,500  49,802      0    25,325/0   0   68,422
 CEO &            1996 499,999 375,000  51,559      0    19,278/0   0   68,289
 Chairman of      1995 400,000 300,000  40,654      0    15,000/0   0   54,804
 the Board
-----------------------------------------------------------------------------------
C.R. Skomorowski  1997 250,000 117,500   7,203      0    10,000/0   0   23,065
 Division         1996 200,000 125,000   4,781      0     7,500/0   0   18,177
 President        1995 200,000  41,950   4,860      0     7,500/0   0   18,085
-----------------------------------------------------------------------------------
W.J. Rankin       1997 230,000  69,412   6,911      0     7,500/0   0   24,905
 Division         1996 180,000  79,830   4,465      0     8,278/0   0   19,983
 President        1995 180,000  89,025   4,465      0    13,036/0   0   19,096
-----------------------------------------------------------------------------------
E.F. Whitely      1997 250,000  32,709   8,100      0         0/0   0   26,890/(4)/
 Division         1996 250,000  78,751   7,171      0     9,419/0   0   24,611/(4)/
 President &      1995 200,000 125,000   5,701      0     7,500/0   0   22,560/(4)/
 Director
-----------------------------------------------------------------------------------
R.J. Lanzi        1997 250,000  17,709  12,530      0     7,500/0   0   35,489
 Division         1996 250,000  85,001  11,164      0     7,500/0   0   32,191
 President        1995 200,000 125,000  24,964      0     7,500/0   0   25,757
-----------------------------------------------------------------------------------

/(1)/None of the named executive officers received perquisite and other per-sonal benefits in excess of the lesser of $50,000 or 10 percent of his to-tal annual salary and bonus.

/(2)/Share amounts prior to the 1995 stock split have been restated to reflect the two-for-one stock split distributed June 21, 1995.

/(3)/The items reported in column (i) include amounts paid on behalf of the named individuals by the Company for:

  Defined contribution plans (401(k) Plan & ESOP):
   L.R. Jaskol 1997 ($12,800), 1996 ($12,000), 1995 ($12,000); C.R.
   Skomorowski 1997 ($12,800), 1996 ($12,000), 1995 ($12,000); W.J. Rankin
   1997 ($12,800), 1996 ($12,000), 1995 ($12,000); E.F. Whitely 1997
   ($12,800), 1996 ($12,000), 1995 ($12,000); R.J. Lanzi 1997 ($12,800),
   1996 ($12,000), 1995 ($12,000).

  The Employee Stock Purchase Plan:
   L.R. Jaskol 1997 ($600), 1996 ($600), 1995 ($600); C.R. Skomorowski
   1997 ($600), 1996 ($600), 1995 ($600); W.J. Rankin 1997 ($600), 1996
   ($600), 1995 ($600); E.F. Whitely 1997 ($600), 1996 ($600), 1995
   ($583); R.J. Lanzi 1997 ($600), 1996 ($600), 1995 ($600).

  Life Insurance premiums:
   L.R. Jaskol 1997 ($43,988), 1996 ($44,630), 1995 ($31,337); C.R.
   Skomorowski 1997 ($4,794), 1996 ($2,579), 1995 ($2,766); W.J. Rankin
   1997 ($6,022), 1996 ($3,092), 1995 ($2,919); E.F. Whitely 1997
   ($8,512), 1996 ($7,178), 1995 ($5,499), R.J. Lanzi 1997 ($14,874), 1996
   ($12,912), 1995 ($9,971).

  Long-Term Disability premiums:
   L.R. Jaskol 1997 ($11,034), 1996 ($11,059), 1995 ($10,867); C.R.
   Skomorowski 1997 ($4,871), 1996 ($2,998), 1995 ($2,719); W.J. Rankin
   1997 ($5,483), 1996 ($4,292), 1995 ($3,577); E.F. Whitely 1997
   ($4,666), 1996 ($4,521), 1995 ($4,166); R.J. Lanzi 1997 ($7,215), 1996
   ($6,679), 1995 ($3,186).

(/4)/In 1997, 1996 and 1995, Mr. Whitely received a nonsmoking bonus of $312 in accordance with the policy for his location.

                               PLAN DESCRIPTIONS
  While not required by the Securities and Exchange Commission rules in every case, the Company believes a brief description of each compensation plan will enable stockholders to understand better the information presented in the ta-bles.

DEFINED BENEFIT PENSION PLAN

  The Company provides a noncontributory, "career average" defined benefit pension plan (the "Pension Plan") to most salaried employees of Lydall. The Pension Plan provides that benefits, in the amount of 2 percent of the partic-ipant's annual eligible earnings, (subject to limitations imposed by the In-ternal Revenue Code) will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan which is administered by a committee ap-pointed by the Board of Directors.

  A participant's compensation for purposes of determining pension benefits is the participant's W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall, Inc.

  The normal retirement age under the Pension Plan is 65 and actuarially re-duced bene-fits are available at age 55 if the participant has ten years of service. Messrs. Jaskol, Skomorowski, Rankin, Whitely and Lanzi are expected to receive annual benefits upon retirement at normal retirement age (assuming salary in-creases of 4 percent per year for Mr. Jaskol and 5 percent per year for the others) in the amounts of $79,763, $130,736, $131,261, $39,331, and $68,541 respectively. The aforementioned amounts are not subject to any further reduc-tions for Social Security benefits or for any other offset amounts.

SALARIED PROFIT SHARING PLAN

  The Company has a noncontributory profit sharing plan (the "Profit Sharing Plan") covering most salaried employees and full-time hourly employees at cer-tain Lydall locations. The Board of Directors has discretionary authority to determine the amount of contributions (if any) to be made each year by the Company. Each employee receives a percentage of his or her W-2 compensation, as determined by the Board of Directors, (subject to the limitations imposed by the Internal Revenue Code) less bonus and other similar compensation pay-ments plus employee pretax contributions. Contributions are made either in shares of Common Stock or in cash. If cash, the trustee of the Profit Sharing Plan uses it to purchase Common Stock, so that the Profit Sharing Plan is in-vested primarily in Lydall Common Stock. The Profit Sharing Plan provides that an employee's Profit Sharing Plan account shall be distributed to an employee who terminates employment with a vested benefit, or who retires at normal re-tirement age.

STOCK INCENTIVE PLAN

  The Company maintains the Lydall, Inc. 1992 Stock Incentive Compensation Plan (the "1992 Plan"), which expires on May 12, 2002. The 1992 Plan presently authorizes an aggregate of 2,420,000 shares of Common Stock for issuance under the terms of incentive awards that may be granted to Directors, officers and other key employees of the Company. Incentive awards granted under the 1992 Plan may take the form of nonqualified stock options, incentive stock options, restricted stock awards, or stock bonus awards.

                              STOCK OPTION TABLES

  The following table provides information regarding stock options granted to the named executive officers during 1997. In addition, in accordance with Se-curities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

  In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ulti-mate value will be dependent on the market value of the Company's stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the exec-utives, but all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL
                                                                 REALIZED VALUE
                                                                   AT ASSUMED
                                                                  ANNUAL RATES
                                                                 OF STOCK PRICE
                                                                  APPRECIATION
                                                                       FOR
                                INDIVIDUAL GRANTS                OPTION TERM (*)
                  ---------------------------------------------- ---------------
       (A)             (B)           (C)         (D)      (E)      (F)     (G)
                    NUMBER OF        % OF
                   SECURITIES       TOTAL
                   UNDERLYING      OPTIONS/
                    OPTIONS/         SARS      EXERCISE
                      SARS        GRANTED TO   OR BASE  EXPIRA-
                     GRANTED      EMPLOYEES     PRICE     TION
                       (#)      IN FISCAL YEAR  ($/SH)    DATE   5% ($)  10% ($)
--------------------------------------------------------------------------------
L.R. Jaskol       25,000/(1)//0                $19.8125 12/02/07 311,497 789,398
                     325/(2)//0                $19.0000 12/30/07   3,883   9,841
                  -------------
                  25,325           16.25/0
--------------------------------------------------------------------------------
C.R. Skomorowski  10,000/(1)//0     6.42/0     $19.8125 12/02/07 124,598 315,758
--------------------------------------------------------------------------------
W.J. Rankin        7,500/(1)//0     4.81/0     $19.8125 12/02/07  93,449 236,819
--------------------------------------------------------------------------------
E.F. Whitely                0/0          0            0        0       0       0
--------------------------------------------------------------------------------
R.J. Lanzi         7,500/(1)//0     4.81/0     $19.8125 12/02/07  93,449 236,819
--------------------------------------------------------------------------------

(*) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are de-pendent on the future performance of the Common Stock and overall stock market conditions.

/(1)/ Exercisable 25% 12/3/98; 50% 12/3/99; 75% 12/3/00; 100% 12/3/01.

/(2)/ Exercisable one-third 12/31/98; two-thirds 12/31/99; 100% 12/31/00.

  The following table shows stock option exercises by the named officers dur-ing 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread be-tween the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                     (D)
                                                  NUMBER OF          (E)
                                                  SECURITIES       VALUE OF
                                                  UNDERLYING     UNEXERCISED
                                                 UNEXERCISED     IN-THE-MONEY
                                                 OPTIONS/SARS    OPTIONS/SARS
         (A)              (B)          (C)      AT FY-END (#)   AT FY-END ($)
--------------------- ------------ ------------ -------------- ----------------
                         SHARES
                      ACQUIRED ON     VALUE      EXERCISABLE/    EXERCISABLE/
        NAME          EXERCISE (#) REALIZED ($) UNEXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------
L.R. Jaskol..........    54,612      992,136    201,225/61,766 2,462,117/86,657
C.R. Skomorowski.....    10,000      122,920     74,511/34,689  546,322/106,427
W.J. Rankin..........    12,000      195,504     76,631/24,183   562,102/14,613
E.F. Whitely.........    33,000      380,016     34,104/13,815    186,752/6,750
R.J. Lanzi...........         0            0     43,011/19,875    280,241/6,750
-------------------------------------------------------------------------------

INDIVIDUAL PERFORMANCE AWARD PLAN

  Lydall's Individual Performance Award Plan provides individual cash awards for improvement in annual operating results. The performance award plan is ad-ministered by the Stock Option and Compensation Committee of the Board of Di-rectors. Performance awards depend upon individual performance and achievement of specified objectives. Individual awards, which may vary from 5 to 75 per-cent of base salary, are paid during the first quarter of the following year. Amounts earned in 1997, whether paid to or deferred by the persons included in the Summary Compensation Table, are included in the amounts shown in such Ta-ble.

STOCK PURCHASE PLAN

  The Lydall Employee Stock Purchase Plan (the "Stock Purchase Plan") gives certain full-time, nonunion and union (if negotiated) Lydall employees the op-portunity to purchase Common Stock through regular payroll deductions. Lydall contributes 33 1/3 percent of each employee's con-tribution up to $150 a month. Purchases are made on the open market by a bro-kerage firm.

401(K) PLAN

  Lydall's 401(k) Plan is available to certain full-time, nonunion employees with at least three months of service and certain union employees as negotiat-ed. In accordance with Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides participants with the option to reduce their gross income for federal income tax purposes to the extent of their pretax contributions. Gen-erally, participants may contribute up to 10 percent of their total compensa-tion on a pretax basis (subject to limitations imposed by the Internal Revenue
Code). Lydall matches the nonunion employees' pretax contributions up to 4 percent of each employee's annual compensation. The first 2 percent is matched dollar for dollar, and the next 2 percent is matched by 50 cents for every dollar. Lydall's matching contribution is immediately fully vested. The union facilities have not negotiated a matching contribution on their 401(k) plan for the plan year 1997.


OTHER EMPLOYEE BENEFIT PLANS REMUNERATION

  Lydall provides group life insurance of two to five times salary, and Acci-dental Death & Dismemberment Insurance for all eligible salaried employees. With respect to all executive officers named in the Summary Compensation Table and certain other officers of the Company, such life insurance coverage, con-sists of an individual Universal Life Policy which is owned by the covered in-dividual. With respect to Mr. Jaskol, the only senior officer eligible for in-surance coverage of five times his salary, a portion of this coverage is in the form of an individual whole life policy owned by him.

  Lydall provides under a group plan long-term disability coverage of 60 per-cent of base salary to all eligible salaried employees. The Company provides all executive officers named in the Summary Compensation Table and certain other officers of the Company with long-term disability coverage equal to their base salary subject to availability in the marketplace.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company has a supplemental retirement plan in-tended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers and key employees. All of the officers named in the Summary Compensation Table are participants. Upon retirement and for a period of up to 15 years, a participant is entitled to receive a monthly retirement benefit. That benefit is equal to the lesser of
(i) 60 percent of the participant's final average pay less the participant's benefits (attributable to Company contributions) under all of the Company's qualified plans or (ii) an amount equal to the sum each year of the excess benefits for such participant under each plan attributable to the partici-pant's compensation in excess of the limitation imposed by the Internal Reve-nue Code.

  The participant is deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equal or exceed 70. Mr. Jaskol and Mr. Lanzi are the only participants named in the Summary Compensa-tion Table who are fully vested. Messrs. Jaskol, Skomorowski, Rankin, Whitely and Lanzi are expected to receive annual benefits upon retirement at normal retirement age in the amount of $179,677, 74,405, 74,945, -0-, and -0- respec-tively.

TRANSACTIONS WITH MANAGEMENT

  The Company currently has outstanding two loans to Leonard R. Jaskol, both of which were made to facilitate his acquisition of a greater equity stake in the Company. Mr. Jaskol is Chairman of the Board, President and Chief Execu-tive Officer of the Company. The first such loan is scheduled to mature on January 1, 2000, or whenever Mr. Jaskol terminates his employment, whichever is sooner. The loan is an unsecured term loan that is currently bearing inter-est at the rate of 8.5 percent. During 1997, the highest unpaid principal bal-ance of this loan was $24,340, which also was the unpaid principal balance as of March 16, 1998. The other loan is for $150,000, bearing interest at 8.5 percent per annum on the unpaid balance of the note and maturing on January 1, 2000. The note is secured by 27,414 shares of Lydall Common Stock owned by Mr. Jaskol. During the period from January 1, 1997 through December 31, 1997, the highest unpaid principal balance of this loan was $150,000, which also was the unpaid principal bal-ance as of March 18, 1998. The Company grosses up Mr. Jaskol's salary to reim-burse him for the amount of the interest due and payable under the loans, as well as the additional taxes incurred by Mr. Jaskol as a result of the inter-est reimbursement.

  The Company has entered into employment agreements with (i) Mr. Jaskol; (ii) each of the Division Presidents of the Company, including those named in the Summary Compensation Table; (iii) Vice President Finance and Treasurer John E. Hanley; (iv) Vice President Investor Relations Carole F. Butenas; (v) General Counsel and Secretary Mary A. Tremblay and (vi) Director, Human Resources Mona
G. Estey. The agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements generally provide for an incentive for the continued employment of each such executive officer in the event that he or she could be forced to resign or otherwise re-placed (unless he or she resigns or is replaced for "cause," as defined in the agreements) after a change in control of the Company. Certain of the agree-ments also provide for the continued employment of certain executive officers in the event of termination before a change in control. The agreements define a change in control of the Company to mean (a) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if incident thereto the composition of the Company's Board of Directors changes with the result that a majority of the Board consists of new members or the Company's stockholders receive cash or other consideration in exchange for their Lydall stockholdings, (b) the acquisition of 25 percent or more of the outstanding shares of Common Stock by an entity or a person who was not an officer or a Director of the Company on the dates of the respective agreements or (c) the election or appointment to the Board of any director(s), where that appointment or election was not approved by a vote of at least a majority of the Directors then in office. Mr. Jaskol's current agreement is dated March 1, 1995, and each of the remaining current agreements are dated March 10, 1995.

  The period during which the Company would be obligated to continue to employ the covered executives is defined in the agreements as the "Employment Peri-od." During the Employment Period, each covered executive would be en-titled to receive an annual salary equal to one-third of the aggregate of the base salary and bonuses he or she received during the three years prior to the Employment Period. With respect to Mr. Jaskol, the Company would be obligated to pay such amount to him for a period of two years if he is forced to resign or is otherwise replaced prior to a "change in control" of the Company or three years if he resigns (including a voluntary resignation) or is otherwise replaced following a change in control of the Company. With respect to each of the Division Presidents, and the Vice President-Finance and Treasurer, the pe-riod during which the Company would be obligated to pay such amount would be one year if forced resignation or replacement occurs prior to a change in con-trol and two years if forced resignation or other replacement occurs following a change in control. With respect to Ms. Butenas, Ms. Tremblay and Ms. Estey, the period during which the Company would be obligated to pay such amount would be one year if termination occurs within one year following a change of control. Each of the agreements provides that the covered executive officers will not be entitled to any benefits after their normal retirement date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. Applicable SEC regu-lations also require such persons to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company as of the date of this proxy statement, or written representa-tions that no reports were required, the Company believes that, during 1997, all filing requirements applicable to its Directors, officers and greater than 10 percent stockholders were satisfied, except that two Form 4s, each covering a single transaction, were filed late for Director Wolf, by one and two months, respectively.

APPOINTMENT OF AUDITORS

  The Board of Directors approved, upon recommendation of the Audit Committee, Coopers & Lybrand, L.L.P. as inde-pendent accountants to the Company for the year ended December 31, 1997. It is expected that the Board of Directors will appoint Coopers & Lybrand, L.L.P. as the Company's independent accountants for the current year. Representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting and will be available to respond to questions.

OTHER MATTERS

  The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote or otherwise to act in ac-cordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any proposals or recommendations for Directors by stockholders which are to be presented at the Annual Meeting to be held in May, 1999 must be received by the Company by November 27, 1998 in order to be included in the Proxy State-ment and on the proxy card relating to the 1999 Annual Meeting.

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997 WILL BE PROVIDED WITHOUT CHARGE, UPON REQUEST. REQUESTS MAY BE DIRECTED TO: CAROLE F. BUTENAS, VICE PRESIDENT-INVESTOR RELATIONS, LYDALL, INC., P.O. BOX 151, MANCHESTER, CONNECTICUT 06045-0151.

PROXY

                                 LYDALL, INC.

        The undersigned hereby appoints Samuel P. Cooley, W. Leslie Duffy and Leonard R. Jaskol, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on May 13, 1998 at 11:00 a.m. E.D.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated March 27, 1998 and instructs its attorneys and proxies to vote as set forth on this Proxy.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        (To be Signed on Reverse Side)

A [X] Please mark your votes as in this example.

1. ELECTION OF     FOR      WITHHELD      NOMINEES: Lee A. Asseo
   DIRECTORS       [_]        [_]                   Samuel P. Cooley
                                                    W. Leslie Duffy
                                                    Leonard R. Jaskol
                                                    Joel Schiavone
                                                    Christopher R. Skomorowski
                                                    Elliott F. Whitely
                                                    Roger M. Widmann
                                                    Albert E. Wolf
                                                    John J. Worthington


2. In their discretion, such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

PLEASE NOTE ANY CHANGE OF ADDRESS.



Signature                              Date
         -----------------------------      -----------------------------

Signature                              Date
         -----------------------------      -----------------------------

NOTE: Please sign exactly as name appears above. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, etc. indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.